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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Mainsail Networks, Inc. 1997 Stock Option Plan of Terayon Communication Systems, Inc., of our report dated September 1, 2000, with respect to the financial statements of Mainsail Networks, Inc. included in Terayon Communication Systems, Inc.'s Current Report of Form 8-K/A filed with the Securities and Exchange Commission on October 18, 2000.

/s/ Ernst & Young LLP

San Jose, California
October 24, 2000